SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                      SECURITIES PURSUANT TO SECTION 12(b)
                 OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                             CASH TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its character)


      Delaware                                                 95-4558331
(State of incorporation                                  (IRS Employer Identifi-
or organization)                                                cation No.)


1434 West 11th Street, Los Angeles, California                           90015
  (Address of principal executive offices)                            (Zip Code)

If this form relates to the                     It this form relates to the
registration of a class of                      registration of a class of
securities pursuant to                          securities pursuant to
Section 12(b) of the Exchange                   Section 12(g) of the Exchange
Act and is effective pursuant                   Act and is effective pursuant
to General Instruction A. (c),                  to General Instruction A. (d),
please check the following                      please check the following
box. [ ]                                        box. [x]

         Securities Act registration statement file number to which this form relates: 333-6434

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
         -------------------                 ------------------------------
               None                               Not Applicable

       Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock par value .01 per share
                                (Title of Class)

1.   Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the Common Stock, par value $.O1 per share (the "Common Stock"), of Cash Technologies, Inc., a Delaware corporation (the "Registrant"). For a description of the Registrant's Common Stock to be registered hereunder, reference is made to the material set forth under the caption "Description of Securities" contained in the Registration Statement on Form SB-2 of the Registrant (SEC file no. 333-6434) initially filed with the Securities and Exchange Commission on February 12, 1997, and subsequently amended, (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, which material is incorporated herein by reference.

2. Exhibits.

     1.1  Registrant's   Restated  Certificate  of  Incorporation,   as  amended
(incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement).

     1.2 Registrant's  Bylaws, as amended  (incorporated by reference to Exhibit
3.2 of the Registrant's Registration Statement).

     2.1 Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 2, 1998


                                             CASH TECHNOLOGIES, INC.
                                                  (Registrant)


                                             By: /s/ Bruce Korman
                                                --------------------------------
                                                Bruce Korman
                                                President and Chief Executive
                                                Officer